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                                                                     EXHIBIT 3.1

                          AMENDED AND RESTATED CHARTER
                                       OF
                        PINNACLE FINANCIAL PARTNERS, INC.

     Under the authority of Section 48-20-101, et. al., of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following Amended and Restated Charter:

                                 ARTICLE 1. NAME

     The name of the Corporation is: "PINNACLE FINANCIAL PARTNERS, INC."

                            ARTICLE 2. CAPITAL STOCK

     (a) The total number of shares of capital stock which the Corporation is authorized to issue is twenty million (20,000,000) shares, divided into ten million (10,000,000) shares of common stock, $1.00 par value (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, no par value (the "Preferred Stock").

     (b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing an article of amendment pursuant to the applicable law of the State of Tennessee to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The number of shares constituting that series and the distinctive designation of that series;

          (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

          (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or

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                 dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

          (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) Any other relative rights, preferences and limitations of that series.

                 ARTICLE 3. REGISTERED OFFICE; REGISTERED AGENT

     The name and address of the initial Registered Agent and the Registered Office of the Corporation are:

                                            Robert A. McCabe, Jr.
                                            4418 Herbert Place
                                            Davidson County
                                            Nashville, Tennessee  37215

                             ARTICLE 4. INCORPORATOR

     The name and address of the incorporator are:

                                            M. Terry Turner
                                            812 Jones Parkway
                                            Brentwood, Tennessee 37027

                           ARTICLE 5. PRINCIPAL OFFICE

     The mailing address of the initial principal office of the corporation is:

                                            3401 West End Avenue, Suite 306
                                            Nashville, Tennessee 37203


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     The mailing address of the Corporation's principal office is:

                                            P.O. Box 50338
                                            Nashville, Tennessee  37215-0338

                               ARTICLE 6. PURPOSE

     The Corporation is for profit.

                          ARTICLE 7. BOARD OF DIRECTORS

     (a) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one
(1) year, each director in Class II shall be elected to an initial term of two (2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

     (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                     ARTICLE 8. BYLAWS; NUMBER OF DIRECTORS

     (a) Except as provided in paragraph (b) of this Article 8, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

     (b) Notwithstanding paragraph (a) of this Article 8, any amendment of the bylaws of the Corporation establishing or changing the number of directors within the range provided for in the bylaws, or establishing or changing the range itself, shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                         ARTICLE 9. REMOVAL OF DIRECTORS

     (a) The entire Board of Directors or any individual director may be removed without cause, at any shareholders' meeting with respect to which notice of such purpose has been given, only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

     (b) The entire Board of Directors or any individual director may be removed with cause upon the affirmaitve vote of two-thirds of all directors then in office or, at any shareholders' meeting with respect to which notice of such purpose has been given, by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

     (c) For purposes of this Article 9, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

     (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                       ARTICLE 10. LIABILITY OF DIRECTORS

     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

          (i) a breach of the director's duty of loyalty to the Corporation or its shareholders;

          (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

          (iii) the types of liability set forth in Section 48-18-304 of the Tennessee Business Corporation Act dealing with unlawful distributions of corporate assets to shareholders; or


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     (b) Any repeal or modification of this Article by the shareholders of the
Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 10 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                ARTICLE 11. SHAREHOLDER ACTION BY WRITTEN CONSENT

     Any action required or permitted by the provisions of the Tennessee Business Corporation Act (the "Act") to be taken at a shareholders' meeting may be taken without a meeting in accordance with Section 48-17-104 of the Act if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days of the taking of such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                           ARTICLE 12. INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented, indemnify its directors and officers, and may indemnify all other persons whom it shall have power to indemnify under the Act from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Act. Any indemnification effected under this provision shall not be deemed exclusive of rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  ARTICLE 13. APPROVAL OF BUSINESS TRANSACTIONS

     (a) In any case in which the Tennessee Business Corporation Act or other applicable law requires shareholder approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:


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          (i)  the affirmative vote of two-thirds (2/3) of the directors of the
               Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the corporation entitled to vote; or

          (ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.

     (b) The Board of Directors shall have the power to determine for the purposes of this Article 13, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

     (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

             ARTICLE 14. FACTORS CONSIDERED IN BUSINESS TRANSACTIONS

     (a) The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

     (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 14 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                           ARTICLE 15. SAVINGS CLAUSE

     Should any provision of this Charter, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Charter shall remain valid and fully enforceable.

                           ARTICLE 16. EFFECTIVE DATE

     The Amended and Restated Charter is to be effective upon filing with the Secretary of State of Tennessee.

                [Remainder of This Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, the undersigned has executed this Charter, this 25th day of APRIL , 2000.

                                 /s/ M. Terry Turner
                                 -----------------------------------
                                 M. Terry Turner


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